POWER OF ATTORNEY
Know all by these presents that the undersigned hereby constitutes and appoints each of Kathie Kittner,Angela Whiteside Smith, Gil Wilson, John DeMeo and Holly
OBerry, signing singly, the undersigneds true and lawful attorney-in-fact to:
(1) execute for and on behalf of the undersigned, all reports to be filed by the undersigned pursuant to Section 16(a) of the Securities Exchange Act of 1934,
as amended (the Exchange Act) and the rules promulgated thereunder
(including Forms 3, 4, and 5 and any successor forms) (the Section 16 Reports)
with respect to the equity securities of Allscripts Healthcare Solutions, Inc.
(the Company); (2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Section 16 Report, complete and execute any amendment or amendments thereto and file such report with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(3) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.
The powers granted above may be exercised by each such attorney-in-fact on behalf of the undersigned, individually, and on behalf of the undersigned in any fiduciary or representative capacity in which the undersigned may be acting.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in theexercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Exchange Act.
This Power of Attorney shall be effective as of the date set forth below and shall continue in full force and effect until the undersigned is no longer required to file Section 16 Reports with respect to the equity securities of the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed
as of this 2nd day of April, 2013.
Signature: /S/
Name: Michael Klayko